SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

Motorola Mobility Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34805	27-2780868
(Commission File Number)	(I.R.S. Employer Identification No.)

600 North US Highway 45, Libertyville, Illinois	60048
(Address of Principal Executive Offices)	(Zip Code)

(847) 523-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2011, the Board of Directors (the “Board”) of Motorola Mobility Holdings, Inc., a Delaware corporation (the “Company”), acting on the recommendation of the Compensation and Leadership Committee of the Board (the “Committee”), approved and adopted the Motorola Mobility Holdings, Inc. Executive Severance Plan (the “Plan”) and the Motorola Mobility Holdings, Inc. Change in Control Severance Plan (the “Change in Control Plan”), which for legacy participants are substantially similar to plans in place at Motorola, Inc. immediately prior to the Company’s separation from Motorola, Inc. on January 4, 2011. The following descriptions of the plans are qualified in their entirety by reference to the Plan and Change in Control Plan, filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Executive Severance Plan

The Plan serves as the primary severance benefit plan for (i) any Appointed Vice President, Corporate Vice President, Senior Vice President, Executive Vice President or President of the Company or any applicable U.S. subsidiary or U.S. affiliate, or (ii) any other employee whose salary grade is EXB, EXC, EXS, or EXV. The Plan is effective for all qualifying terminations occurring on or after February 15, 2011. The following is a summary of the Plan:

•

A participant is generally entitled to benefits under the Plan when the participant is terminated by the Company or any applicable U.S. subsidiary or U.S. affiliate unless the termination is: (i) a voluntary termination (including for retirement); (ii) due to total and permanent disability; (iii) due to death; (iv) a termination for cause; (v) the result of the participant accepting employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or any other type of transfer of any portion of a discrete organizational unit or business segment of the Company, provided that the employment offer includes compensation and medical benefits comparable in the aggregate to those provided by the Company; (vi) followed by immediate or continued employment by the Company or a U.S. affiliate or U.S. subsidiary of the Company; or (vii) due to failing to return to work following an approved leave of absence.

•

In order to receive benefits under the Plan, a participant must execute a general release of claims and must not be in breach of any covenants or obligations contained in the Plan or any other applicable agreement with the Company or any applicable U.S. subsidiary or U.S. affiliate. Those participants satisfying all requirements under the Plan are entitled to receive, in addition to accrued salary through the separation date, a lump-sum payment, within thirty (30) days after signing and not revoking a general release of claims, in an amount equal to twelve (12) months (or nine (9) months in the case of Appointed Vice Presidents or salary grade EXB employees) of base salary and a pro rata alternate annual incentive bonus or a pro rata alternate sales incentive bonus for the performance period in which the separation occurs.

•

Participants entitled to severance benefits will also receive, for the number of months of their severance allowance (either twelve (12) months or nine (9) months, as applicable), continued medical plan coverage at the active employee premium rate, and outplacement services for up to twelve (12) months. Certain participants will also receive financial planning services.

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Severance pay and benefits under the Plan will be offset against any other severance pay or benefits received by a participant as a result of an individual severance arrangement. A participant may not receive benefits under the Plan if the participant received (or has filed a claim for) benefits under the Change in Control Plan or is claiming termination pay under the laws of any country other than the United States.

•

Participants receiving an alternate annual incentive bonus or an alternate sales incentive bonus may not under any circumstances receive any incentive bonus or sales incentive bonus under the relevant plans.

•

The Committee has the discretion to reduce, eliminate, or otherwise adjust the amount of a participant’s potential severance pay and benefits, including the alternate annual incentive bonus or alternate sales incentive bonus, subject to certain limitations.

Change in Control Plan

The Change in Control Plan was adopted in recognition of the successorship clause and an amendment/notice clause in the legacy Motorola, Inc. plan that anticipates three (3) years advance notice to participants of amendment or termination of the plan. All employees hired or promoted on or after January 5, 2011 who are eligible to participate in the Change in Control Plan will have more limited benefits under the Change in Control Plan. New participation is limited to only Senior Leadership Team members and not all of the elected officers of the Company, significantly reducing the number of eligible employees under the Change in Control Plan in the future. Furthermore, the severance multiple for senior vice presidents becoming eligible to participate in the Change in Control Plan on or after January 5, 2011 is reduced from three (3) to two (2) times base salary and bonus, as discussed below. New participants will not be eligible for a tax gross up for benefits subject to the parachute payment excise tax. Moreover, in the near term, the Company will be notifying legacy plan participants that it intends to make material changes to benefits in three (3) years from notification.

The purpose of the Change in Control Plan is to encourage the continued attention and dedication of members of the Company’s management to their assigned duties without the distraction which may arise from the possibility of a change in control. The Committee has the discretion to determine which employees participate in the Change in Control Plan. In general, a participant may not receive benefits under the Change in Control Plan if the participant has entered into a separate agreement with the Company that provides for similar benefits in the case of a change in control. The following is a summary of the Change in Control Plan:

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A participant is generally entitled to receive benefits under the Change in Control Plan if at any time during the two-year period following a “change in control” (as defined in the Change in Control Plan), the participant’s employment is terminated (i) involuntarily for any reason other than cause, death, disability, or retirement under a mandatory retirement policy of the Company in effect prior to the start of negotiations leading to such change in control or (ii) by the participant for “good reason” (as defined in the Change in Control Plan). However, in the case of termination of employment prior to a change in control, but subsequent to such time as negotiations or discussions with a third party relating to a change in control have commenced, a participant will only be entitled to benefits under the Change in Control Plan if the participant demonstrates that his or her termination (i) was at the request of a third party with which the Company is negotiating or has made an agreement with in regards to a change in control or (ii) otherwise occurred in connection with a potential change in control.

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In addition to any earned but unpaid salary and pro rata portions of any annual incentive bonus or sales incentive bonus, participants will receive either (i) a lump-sum payment equal to two (2) times base salary and two (2) times their three-year average annual bonus, as well as two (2) years of continued coverage under the Company’s medical, dental, and life insurance plans; (ii) in the case of Senior Vice Presidents or higher, who attained that title prior to January 5, 2011, a lump-sum payment equal to three (3) times base salary and three (3) times their five-year highest annual bonus, as well as three (3) years of continued coverage under the Company’s medical, dental, and life insurance plans; or (iii) in the case of certain executives attaining the level of Corporate Vice President after May 9, 2001 but prior to January 5, 2011, a lump-sum payment equal to two (2) times base salary and two (2) times their five-year highest annual bonus, as well as two (2) years of continued coverage under the Company’s medical, dental and life insurance plans.

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Certain “Legacy Plan Participants” (as defined in the Change in Control Plan) are also entitled to additional payment in the amount of any parachute payment excise tax incurred as a result of receiving benefits under the Change in Control Plan, provided that such benefits exceed 110% of the applicable limit.

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The Committee may at any time remove an employee as a participant in the Change in Control Plan by providing written notice of removal to the employee; provided that no removal shall be effective (a) during the two-year period following a change in control, (b) if effectuated in connection with a potential change in control, or (c) at such time as the participant is entitled to payment of a separation benefit or any other amounts payable under the Change in Control Plan.

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If a Change in Control has not occurred, the Change in Control Plan shall expire February 14, 2014; provided, that upon each annual anniversary of February 15, 2011 (each such annual anniversary a “renewal date”), the Change in Control Plan shall be extended for an additional year, unless pursuant to a resolution adopted by the Company’s Board of Directors prior to the renewal date the Company determines not to so extend the Change in Control Plan.

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The Company nevertheless has the right to amend or terminate the Change in Control Plan at any time by action of the majority of the Company’s Board of Directors. However, for a period of two years following a change in control, the Company may not terminate or amend the Change in Control Plan such that a participant’s right to benefits is diminished unless the Company obtains the written consent of the participant.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Motorola Mobility Holdings, Inc. Executive Severance Plan

10.2	Motorola Mobility Holdings, Inc. Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorola Mobility Holdings, Inc.

Date: February 22, 2011	By:	/s/ Scott A. Crum
	Name:	Scott A. Crum
	Title:	Chief People Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Motorola Mobility Holdings, Inc. Executive Severance Plan

10.2	Motorola Mobility Holdings, Inc. Change in Control Severance Plan

.